Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) of SharpLink Gaming, Inc. and to the incorporation by reference therein of our report dated May 14, 2021, with respect to the consolidated financial statements of SharpLink Gaming Ltd. (formerly known as Mer Telemanagement Solutions Ltd.) included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
February 3, 2022	A Member of Ernst & Young Global